EXHIBIT 10.4

FIRST AMENDMENT TO LOAN AGREEMENT

THIS AGREEMENT made effective as of August 16, 2006, by and between FIRST NATIONAL BANK, a national banking association (“Lender”) and GRANITE CITY FOOD & BREWERY, LTD., a Minnesota corporation (formerly known as Founders Food & Firkins, Ltd.) (“Borrower”)

Preliminary Statement of Facts

1.             Borrower is indebted to Lender under a certain Loan Agreement (the “Loan Agreement”) dated July 19, 2001, in the original principal amount of $1,500,000.00 (the “Loan”).  Unless otherwise defined herein, capitalized terms shall have the meaning provided in the Loan Agreement.

2.             Borrower’s obligations under the Loan Agreement is evidenced and secured by the following:

(a)                                  that certain $1,500,000 Term Note, in the amount of $1,500,000.00, dated July 19, 2001, from Borrower in favor of Lender;

(b)                                 that certain Mortgage-Short-Term-Mortgage Redemption Leasehold Mortgage, Security Agreement, Fixture Financing Statement with Assignment of Leases and Rents (the “Mortgage”) from Borrower in favor of Lender dated [to be determined], recorded by the Cass County Recorder on [to be determined], as Document No. [to be determined];

(c)                                  that certain Security Agreement, dated July 19, 2001, by and between Lender and Borrower;

(d)                                 that certain UCC-1 Financing Statement filed with the North Dakota Secretary of State on July 30, 2001, as Document No. 01-001030571;

(e)                                  that certain UCC-1 Financing Statement filed with the Minnesota Secretary of State on July 30, 2001, as Document No. 20011224805;

(f)                                    that certain Assignment of Leases and Rents, dated July 19, 2001, by Borrower in favor of Lender;

(g)                                 that certain Limited Guaranty dated July 19, 2001, by Arthur E. Pew III in favor of Lender;

(h)                                 that certain Guaranty, dated July 19, 2001, by Steven Wagenheim in favor of Lender;

(i)                                     that certain Guaranty, dated July 19, 2001, by William Burdick in favor of Lender;

(j)                                     that certain Environmental and ADA Indemnification Agreement, dated July 19, 2001, by Borrower in favor of Lender; and

(k)                                  that certain Landlord’s Consent and Agreement dated July 19, 2001, by Borrower’s landlord in favor of Lender.

3.             That as of the date hereof, the unpaid principal balance of the Loan is $1,350,534.16.

4.             Borrower has requested that Lender agree to amend certain terms of the Loan Documents.

5.             The Lender agrees to Borrower’s request upon the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Lender and Borrower agree as follows:

1.             Recitals.  The above recitals are incorporated herein by this reference.

2.             Definitions.

“Loan Documents” is hereby amended to mean the Loan Documents as amended pursuant to this Agreement.

“Guaranties” is hereby amended to mean the Guaranty of Steve Wagenheim.  All references to Guaranties are amended to refer to the Guaranty.

“Guarantors” is hereby deleted.

“Guarantor” means Steve Wagenheim.

“Project” is hereby amended to mean a 10,000 square foot Granite City Food & Brewery facility located at 1636 SW 42nd Street, Fargo, North Dakota;

3.             Conditions Precedent.  The Lender’s obligation to amend the Loan Documents shall be subject to the conditions precedent that the Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)           This Agreement properly executed on behalf of Borrower;

(b)              The Allonge to Term Note properly executed by Borrower;

(c)           The Amendment of Mortgage;

(d)           First Amendment to Security Agreement;

(e)           Reaffirmation of Guaranty by Steven Wagenheim;

(f)            Landlord Estoppel and Consent;

(g)                                 A copy of the resolution of the Board of Directors of Borrower authorizing this Agreement and the other documents and instruments to be delivered pursuant hereto (the “Closing Documents”) and authorizing an officer of the Borrower to execute and deliver the Closing Documents on behalf of the Borrower and ratifying all documents previously delivered by Borrower to Lender;

(h)                                 Evidence that all costs payable by Borrower pursuant to paragraph 6 of this Agreement have been paid;

(i)                                     An opinion of counsel for the Borrower opining, among other things, that:  (a) the Borrower is a corporation, validly formed, duly existing and in good standing under the laws of the State of Minnesota, and that the Borrower’s officer has full power and authority to execute the Closing Documents; (b) the Closing Documents are valid and binding obligations of the Borrower, enforceable in accordance with their terms, and have been duly authorized and executed on behalf of the Borrower; (c) the execution and delivery of the Closing Documents, and the performance thereunder by the Borrower, shall not result in a breach of or constitute a default under any mortgage, lease, bank loan, credit arrangement, or other instrument to which the Borrower is a party or by which the Borrower or any of its property may be bound or affected; and (d) such other opinions as the Lender and its counsel shall reasonably require.  The opining counsel and the form and content of the opinion shall be satisfactory to the Lender and its counsel in all respects; and

(j)                                     Such other documentation as is reasonably necessary to accomplish the purposes intended under this Agreement and that the Lender may reasonably request.

4.             Representations and Warranties.  Borrower represents and warrants to Lender as follows:

(a)                                  Borrower is a corporation validly existing and in good standing under the laws of the State of Minnesota and Borrower has the power and authority to execute, deliver and perform its obligations under the Closing Documents and the Loan Documents, as such Loan Documents may be amended and/or modified pursuant to the provisions of this Agreement;

(b)                                 The Loan Documents, as such Loan Documents may be amended and/or modified pursuant to the provisions of the Closing Documents constitute valid and legally binding obligations of the Borrower and are enforceable against the Borrower and its properties in accordance with their terms; that, except only as may be expressly provided in this Agreement, this Agreement is not intended to be, and shall not be deemed or construed to be, a modification, amendment or waiver of the Loan Documents, or any of them; that the Borrower has no defenses, setoffs, objections, claims, counterclaims, causes of action of any kind or nature whatsoever with respect to the Loan Documents or the indebtedness evidenced and secured thereby, or with respect to any other documents or instruments now or hereafter evidencing, securing or in any way relating to the Loan, or with respect to the administration or funding of the Loan; and that Borrower does hereby expressly waive, release and relinquish all such defenses, setoffs, objections, claims, counterclaims and causes of action;

(c)                                  Borrower has received no notice with respect to, and to the best of its knowledge, there are not any violations of, any past or present governmental regulations, ordinances, statutes, codes, or orders of any type, formal or informal, with respect to the collateral granted pursuant to the Loan Documents;

(d)                                 There is no actual or threatened litigation involving or affecting the Borrower or Guarantor, or any of their properties, which may have a materially adverse effect on the financial conditions or operations of such persons; and

(e)                                  The covenants, warranties and representations of Borrower in the Loan Documents remain true and correct.

5.             Amendments to Loan Documents.  Upon satisfaction of the conditions precedent set forth above, the Loan Documents shall be amended as follows:

(a)                                  The Maturity Date (as defined in the Loan Documents) is extended from February 19, 2007 to August 15, 2011;

(b)                                 The “Loan” and all Loan Documents are amended to reference the current unpaid principal balance of $1,350,534.16;

(c)                                  All references in the Loan Documents to “Borrower” are hereby amended to refer to Granite City Food & Brewery, Ltd., formerly known as Founders Food & Firkins, Ltd.;

(d)                                 The Limited Guaranty of Arthur E. Pew III and the Guaranty of William Burdick are hereby terminated;

(e)                                  Section 5.2(a) of the Loan Agreement is hereby deleted in its entirety;

(f)                                    Section 5.2(b) of the Loan Agreement is hereby deleted and replaced with the following:

“Create or suffer to exist any Lien on the Premises or other Collateral (as each such term is defined in the Leasehold Mortgage dated July 19, 2001 from the Borrower in favor of the Bank, as amended) except (i) Liens in favor of the Bank, (ii) other Liens permitted by the Leasehold Mortgage or Security Agreement, and (iii) purchase money Liens that secure indebtedness incurred to purchase fixed assets, provided such Liens attach only to the fixed assets so purchased.”

(g)                                 The Security Agreement is amended to limit the Lender’s lien and security interests for this Loan to the Borrower’s collateral located at the Project; and

(h)                                 Borrower consents to Lender filing amended UCC-1 Financing Statements with the Cass County, North Dakota Recorder and the Minnesota Secretary of State consistent with this Agreement.

6.             Loan Terms.  Except only as may be amended and/or modified herein, all of the terms, conditions and covenants of the Loan Documents shall remain in full force and effect.  Breach of any of the representations and warranties in this Agreement or failure by the Borrower to perform any of the terms, covenants and conditions of this Agreement shall constitute an event of default under each of the Loan Documents.

7.             Costs and Expenses.  Borrower paid Lender the first half of an extension fee of $6,875.00, with the remainder of $3,437.50 due upon execution of this Agreement.  Borrower shall also pay on demand all costs and expenses in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereunder, including the attorneys’ fees of the Lender.

IN WITNESS WHEREOF, Lender and Borrower have executed this Agreement as of the day and year first above written.

NOTICE:  LENDER HAS THE RIGHT TO PROCEED TO OBTAIN AND COLLECT A DEFICIENCY JUDGMENT, TOGETHER WITH FORECLOSURE OF THE REAL PROPERTY MORTGAGED UNDER APPLICABLE LAW.

LENDER:

FIRST NATIONAL BANK

By:	/s/ Shad Ludeman

	Its:	Commercial Loan Officer

BORROWER:

GRANITE CITY FOOD & BREWERY, LTD.

By:	/s/ Steven J. Wagenheim

	Its:	President